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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

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                                                            STATE OR OTHER
           SUBSIDIARY                                  JURISDICTION OF OPERATION
           ----------                                  -------------------------
      LAM RESEARCH GMBH...............................      GERMANY
      LAM RESEARCH CO., LTD. .........................      JAPAN (KANAGAWA)
      LRJ CO., LTD....................................      JAPAN (SAITAMA)
      LAM RESEARCH (SHANGHAI) CO., LTD................      CHINA
      LAM RESEARCH LTD. ..............................      UNITED KINGDOM
      LAM RESEARCH SARL...............................      FRANCE
      LAM RESEARCH SINGAPORE PTE LTD..................      SINGAPORE
      LRC INTERNATIONAL FSC CORPORATION...............      BARBADOS
      LAM RESEARCH KOREA LIMITED......................      KOREA
      LAM RESEARCH S.R.L. ............................      ITALY
      LAM RESEARCH (ISRAEL) LTD. .....................      ISRAEL
      LAM RESEARCH CO., LTD. .........................      TAIWAN
      LAM RESEARCH BV.................................      NETHERLANDS
      MONKOWSKI-RHINE, INCORPORATED...................      CALIFORNIA
      LAM RESEARCH CO., LTD...........................      THAILAND
      ONTRAK SYSTEMS, INC. ...........................      DELAWARE
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